APOLLO MEDICAL HOLDINGS, INC.

AMENDMENT TO WARRANT TO PURCHASE SHARES OF COMMON STOCK

OF APOLLO MEDICAL HOLDINGS, INC.

This Amendment (this “Amendment”) to the Warrant to Purchase Shares of Common Stock of Apollo Medical Holdings, Inc. dated October 16, 2009, , (“the “Warrant”) issued by Apollo Medical Holdings, Inc., Inc., a Delaware corporation (the “Company”) to _____________ (the “Holder” and together with the Company, the “Parties”), is made as of October 29, 2012. Unless otherwise defined herein, capitalized terms shall have the meanings ascribed to them in the Warrant.

WHEREAS, in consideration of the Holder’s Note Modification dated October , 2012, the Company and Holder have agreed to amend the Warrant such that it shall be exercisable at a fixed conversion price of $0.11485, and will not be subject to further adjustment. .

WHEREAS, in consideration of the Holder’s Note Modification, the Company and Holder have agreed to amend the Warrant such that it shall expire on July 31, 2016.

NOW, THEREFORE, for this and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1.	Amendments.
a)	Expiry date shall be changed from October 31, 2014 to July 31, 2016
b)	Section “(d)” in “terms”, shall be amended and restated in its entirety in the form below:
c)	“The term "Exercise Price” shall be $0.11485 per share, subject to adjustment as described in Section 11.”
d)	Section 11., “Adjustments in Exercise Price” shall be amended and restated in its entirety in the form below:

“The number of shares and class of capital stock purchasable under this Warrant are subject to adjustment from time to time as set forth in this Section 11.

(a) Adjustment for change in capital stock. If the Company:

(i) pays a dividend or makes a distribution on its Common Stock, in each case, in shares of its Common Stock;

(ii) subdivides its outstanding shares of Common Stock into a greater number of shares;

(iii) combines its outstanding shares of Common Stock into a smaller number of shares;

(iv) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock; or

(v) issues by reclassification of its shares of Common Stock any shares of its capital stock;

then the number and classes of shares purchasable upon exercise of each Warrant in effect immediately prior to such action shall be adjusted so that the holder of any Warrant thereafter exercised may receive the number and classes of shares of capital stock of the Company which such holder would have owned immediately following such action if such holder had exercised the Warrant immediately prior to such action.

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For a dividend or distribution the adjustment shall become effective immediately after the record date for the dividend or distribution. For a subdivision, combination or reclassification, the adjustment shall become effective immediately after the effective date of the subdivision, combination or reclassification.

If after an adjustment the Holder, upon exercise of a Warrant, may receive shares of two or more classes of capital stock of the Company, the Board of Directors of the Company shall in good faith determine the allocation of the adjusted Exercise Price between or among the classes of capital stock. After such allocation, that portion of the Exercise Price applicable to each share of each such class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Warrant. Notwithstanding the allocation of the Exercise Price between or among shares of capital stock as provided by this Section 11

(a)	Warrant may only be exercised in full by payment of the entire Exercise Price currently in effect.
(b)	The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 11 and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holders of this Warrant against impairment.”

2.	Full Force and Effect. To the extent not expressly amended hereby, the Warrant remains in full force and effect.

3.	Entire Agreement. This Amendment, together with the Warrant (to the extent not amended hereby) and all exhibits and amendments thereto, represents the entire agreement of the parties and shall supersede any and all previous contracts, arrangements or understandings between the parties with respect to the subject matter herein.

4.	Governing Law. This Amendment shall be governed by and construed and interpreted under the laws of the State of Delaware, without giving effect to that body of laws pertaining to conflict of laws.

5.	Modification. This Amendment may not be altered, amended or modified in any way except by written consent of the Company and the Holder. Waiver of any term or provision of this Amendment or forbearance to enforce any term or provision by any party shall not constitute a waiver as to any subsequent breach or failure of the same term or provision or a waiver of any other term or provision of this Amendment.

6.	Counterparts. This Amendment may be executed in counterparts, each of which shall be declared an original, but all of which together shall constitute one and the same instrument.

[Signature Pages to Follow]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officers thereunto duly authorized as of the date first written above.

APOLLO MEDICAL HOLDINGS, INC.,

a Delaware corporation

By:
Warren Hosseinion, M.D Chief Executive Officer

HOLDER

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EXHIBIT A
TO
WARRANT

NOTICE OF EXERCISE

To Be Executed by the Holder in Order to Exercise the Warrant

The undersigned Holder hereby elects to purchase _______ Shares pursuant to the attached Warrant, and requests that certificates for securities be issued in the name of:

__________________________________________________________

(Please type or print name and address)

__________________________________________________________

__________________________________________________________

__________________________________________________________

(Social Security or Tax Identification Number)

and delivered

to:_________________________________________________________________

___________________________________________________________________.

(Please type or print name and address if different from above)

If such number of Shares being purchased hereby shall not be all the Shares that may be purchased pursuant to the attached Warrant, a new Warrant for the balance of such Shares shall be registered in the name of, and delivered to, the Holder at the address set forth below.

In full payment of the purchase price with respect to the Shares purchased and transfer taxes, if any, the undersigned hereby tenders payment of $__________ by check, money order or wire transfer payable in United States currency to the order of [________________].

HOLDER:

Dated:	By:	/s/
Name
Title

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EXHIBIT B

TO

WARRANT

FORM OF ASSIGNMENT

(To be signed only on transfer of Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto _____________ the right represented by the within Warrant to purchase ______ shares of Common Stock of _________, Inc., a Delaware corporation, to which the within Warrant relates, and appoints ____________________ Attorney to transfer such right on the books of ____________, Inc., a Delaware corporation, with full power of substitution of premises.

Dated:	By:	/s/
Name
Title
(signature must conform to name of holder as specified on the fact of the Warrant)
Address:

Signed in the presence of :

Dated:

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